UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2014

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2014, Newell Rubbermaid Inc. (the “Company”) and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of $850,000,000 of unsecured senior notes, consisting of $350,000,000 aggregate principal amount of 2.875% Notes due 2019 (the “2019 Notes”) and $500,000,000 aggregate principal amount of 4.000% Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Notes”)) under the Company’s Registration Statement on Form S-3 (Registration No. 333-194324). The offering and sale closed on November 19, 2014. The purchase price paid by the underwriters was 99.288% of the aggregate principal amount of the 2019 Notes and 99.242% of the aggregate principal amount of the 2024 Notes. The Notes were issued pursuant to an Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee.

Copies of the Underwriting Agreement, the Indenture, the form of the 2019 Notes and the 2024 Notes are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated November 14, 2014, among Newell Rubbermaid Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC

4.1	Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association

4.2	Form of 2.875% Note due 2019

4.3	Form of 4.000% Note due 2024

5.1	Opinion of Schiff Hardin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014		NEWELL RUBBERMAID INC.

	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary, Executive
Leader EMEA and Interim Chief Financial Officer